Exhibit 23.2

CONSENT OF REGISTRANT’S GENERAL COUNSEL

I consent to the reference to me under the caption “Validity of Common Stock” in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-163999) and related Prospectus of Jazz Pharmaceuticals, Inc. (the “Company”) and to the incorporation by reference therein of my opinion dated December 23, 2009 filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 No. 333-163999 filed with the Securities and Exchange Commission on December 23, 2009.

By:	/s/ Carol A. Gamble
General Counsel

Palo Alto, California
March 19, 2010